UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2005

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

Item 8.01.    Other Events.

On October 27, 2004, SOURCECORP, Incorporated (the “Company”) reported in a Current Report on Form 8-K (amended pursuant to a Form 8-K/A filed on October 27, 2004 to correct a typographical error) that under the guidance of its Audit Committee it had initiated an investigation of the financial results of one of the Company’s operating subsidiaries in the Information Management Division of the Company’s Information Management and Distribution reportable segment, and that the Company would be required to restate certain financial results for prior periods. As the Company has previously reported, it approached the Fort Worth, Texas enforcement office of the Securities and Exchange Commission (the “SEC”) on a voluntary basis to notify the agency of the Company’s understanding of the events leading to the investigation and has continued to cooperate with the SEC’s informal inquiry. On January 18, 2005, the Company issued a press release (the “Press Release”) announcing that on January 14, 2005, the Company received written confirmation from the SEC that the informal SEC inquiry in connection with these issues has been converted into a formal investigation by the SEC. The Company intends to fully cooperate with the SEC in connection with the investigation.

On November 18, 2004, the Company reported in a Current Report on Form 8-K that it had received a Nasdaq Staff Determination letter indicating that the Company had failed to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2004 and that the Company’s common stock was therefore subject to delisting from The Nasdaq Stock Market. The Company requested a hearing with a Nasdaq Listing Qualifications Panel (the “Panel”) on this matter, which occurred on December 15, 2004. On January 18, 2005, the Company announced in the Press Release that by letter dated January 12, 2005, the Company received the determination of the Panel. Subject to the conditions and assumptions contained in the determination letter, which are described in the Press Release, the determination provides the Company until February 15, 2005 to file the delinquent Form 10-Q, and allows the Company’s common stock to continue to be listed on The Nasdaq Stock Market during such period. Although the Company is attempting to resolve all pending restatement issues in a timely manner, since the Company’s related internal investigation is still ongoing, the Company cannot predict with certainty whether it will be able to meet the Panel’s required filing deadline.

The Company further announced in the Press Release that a purported stockholder derivative action had been filed against certain of its current and former officers and directors as individual defendants and the Company as a nominal defendant in the 116th District Court for Dallas County, Texas.

The Company also announced in the Press Release that the Chairman of the Company’s Board received from a purported shareholder a demand letter based on the same set of facts as the derivative claims.

A copy of the Press Release is filed as Exhibit 99.1 to this report.

The statements in this report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s other filings with the SEC, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 18, 2005 regarding SEC investigation and continued listing on Nasdaq Stock Market

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCECORP, INCORPORATED

Date: January 19, 2005	By: /s/ ED H. BOWMAN, JR.
Ed H. Bowman, Jr. Chief Executive Officer and President

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 18, 2005 regarding SEC investigation and continued listing on Nasdaq Stock Market

3